Exhibit 10.67

FORM OF

CONTINUING UNCONDITIONAL GUARANTY

THIS CONTINUING UNCONDITIONAL GUARANTY (this “Guaranty”), is made and executed as of the 26th day of October, 2009, by ADA-ES, Inc., a Colorado corporation (“ADA”) in favor of NexGen Refined Coal Holdings, LLC, a Wyoming limited liability company (“NexGen”).

RECITALS

WHEREAS, pursuant to the terms of that certain Loan Commitment Agreement, dated as of October     , 2009 (the “Loan Commitment Agreement”), by and among ADA, NexGen and Clean Coal Solutions, LLC, a Colorado limited liability company (“CCS”), NexGen has, subject to the terms of the Loan Commitment Agreement, agreed to make a loan to CCS in the original principal sum of $820,000 (the “Loan”), evidenced by that certain Promissory Note, dated as of the date hereof (the “Note”), a portion of which Loan is secured by that certain Security and Pledge Agreement, dated as of the date hereof (the “Pledge Agreement”); and

WHEREAS, ADA, NexGen and CCS acknowledge that NexGen may, in addition to the Loan and pursuant to the terms of the Loan Commitment Agreement, make one or more additional loans to CCS (each, an “Additional Loan” and collectively, the “Additional Loans”), pursuant to one or more additional promissory notes or an amendment and restatement of the Note (an “Additional Loan Note”) and secured by the terms of the Pledge Agreement; and

WHEREAS, as additional security for a portion of the Loan and any Additional Loans and as a condition precedent to NexGen making the Loan or any Additional Loans to CCS, ADA has agreed to execute this Guaranty and guarantee the Secured Obligations (as such term is defined in the Pledge Agreement), upon the terms and conditions contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, ADA does hereby agree with NexGen as follows:

1. Guaranty. ADA does hereby unconditionally guarantee to NexGen the due and punctual payment, performance and discharge, when and as the same shall become due, of the Secured Obligations.

2. Guaranty Unconditional. This Guaranty is a primary and original obligation of ADA and, except as herein limited, is an absolute, unconditional and continuing guaranty of payment and performance. ADA agrees that ADA’s liability on this Guaranty shall be immediate and shall not be contingent upon the exercise or enforcement by NexGen of whatever remedies it may have against CCS or others or the enforcement of any term or provision of the Note, any Additional Loan Note or the Pledge Agreement or any other lien or pledge or realization upon any security for the Loan or any Additional Loan that NexGen may at any time possess. If CCS shall default in the payment or performance of any of its obligations under the Note, any Additional Loan Note or the Pledge Agreement when and as the same shall become due, ADA shall, upon demand by NexGen, promptly and fully make, perform and discharge the Secured Obligations. All payments by ADA shall be made in immediately available coin or currency of the United States of America which on the respective dates of payment thereof is legal tender for the payment of public or private debts. If there is any other guarantor of the Secured Obligations, ADA agrees to be jointly and severally liable with such other guarantor. ADA hereby agrees that this Guaranty is a guarantee of payment and not merely of collection and is a continuing guarantee that shall remain in full force and effect and shall be binding on ADA, and its successors and assigns until all of the Secured Obligations have been satisfied in full. ADA hereby agrees that its obligations hereunder are absolute, irrevocable and unconditional and will not be discharged except by complete payment of the Secured Obligations, irrespective of any claim as to a Secured Obligation’s validity, regularity or enforceability, or any waiver or consent by NexGen with respect to any provisions hereof or of the Note, any Additional Loan Note or the Pledge Agreement, or the absence of any action to enforce a judgment against ADA with respect to a Secured Obligation, or any similar circumstance which might otherwise constitute a legal or equitable discharge or defense of ADA generally. If at any time payment of a Secured Obligation is rescinded or must be otherwise restored or returned by NexGen upon the insolvency, bankruptcy, or reorganization of CCS or ADA or otherwise, ADA’s obligations hereunder with respect to such payment shall be reinstated upon such restoration or return being made by NexGen.

3. Secured Obligations of ADA Absolute. ADA agrees that, without affecting, impairing, modifying or releasing the obligations of ADA hereunder, NexGen may compromise, settle, extend the period of duration or the time for payment or discharge or performance of, or may refuse to enforce or may release ADA from any and all of the Secured Obligations, or may grant other indulgences to CCS, or may amend or modify or make changes in any of the Secured Obligations, or may release, surrender, exchange, modify or impair any property securing the Secured Obligations or on which NexGen at any time may have a lien, or may refuse to enforce its rights, or may make any commercially reasonable compromise or settlement or agreement therefor in respect of any property that secures the Secured Obligations or with any party to the Secured Obligations or any other person, firm or corporation whatever, or may release or substitute any other guarantor of the Secured Obligations, whether parties to this instrument or not, or may exchange, enforce, waive or release any security for any guarantee of the Secured Obligations, and NexGen will provide ADA prompt, written notice as to any of the foregoing.

4. Waivers. ADA does hereby waive notice of (i) acceptance of this Guaranty, (ii) any demand, proof or notice of the failure of CCS to pay or perform the Secured Obligations or to keep any other covenant, condition or agreement required under the Note or any Additional Loan Note with NexGen, (iii) the creation, existence or acquisition of the Secured Obligations, (iv) notice of adverse change in CCS’s financial condition or of any other fact which might increase ADA’s risk hereunder, (v) presentment, payment, demand, protest and notice thereof as to any instrument, and (vi) notice of default and all notices and demands to which ADA might otherwise be entitled.

5. Reciprocal Rights of Set-Off. ADA shall have the right to set-off, on a dollar-for-dollar basis, any amounts to which it may be required to pay to NexGen hereunder against any amounts which may then be due and owing to ADA by NexGen under the terms of that certain Purchase and Sale Agreement, dated as of November 3, 2006, by and among ADA, NexGen and CCS, as amended as of October 26, 2009 (the “Purchase and Sale Agreement”). NexGen shall have the right to set-off, on a dollar-for-dollar basis, any amounts to which ADA may be required to pay to NexGen hereunder against any amounts which may then be due and owing by NexGen to ADA under the Purchase and Sale Agreement.

6. Litigation; Waiver of Jury Trial. ADA waives the right to a jury trial in any action or proceeding arising out of or relating to this Guaranty and agrees that all such actions or proceedings at the option of NexGen shall be litigated in courts having situs within the State of Colorado and expressly consents to the jurisdiction of any state or federal court within the State of Colorado.

7. Subrogation. ADA shall have no right of subrogation, reimbursement or indemnity whatsoever against CCS and, until the Secured Obligations shall be paid and discharged in full, no right of recourse to or with respect to any collateral for the Secured Obligations. Nothing shall discharge or satisfy the liability of ADA hereunder except the full performance and payment of all Secured Obligations. ADA expressly agrees that to the extent CCS, ADA or any other person makes a payment or payments to NexGen, which payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Secured Obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect as if said payment had not been made.

8. Collection Expenses. The non-prevailing party in any suit, action or proceeding in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of this Guaranty or the other Loan Documents (as such term is defined in the Loan Commitment Agreement) or any party’s rights hereunder or thereunder shall pay on demand all reasonable costs and expenses of the prevailing party (including, without limitation, reasonable attorneys’ fees and expenses and the cost of internal counsel).

9. Notices. All notices or demands by either party to the other relating to this Guaranty shall be made to the parties in the manner provided for in Section 13 of the Pledge Agreement.

10. Third Party Beneficiaries. CCS shall be deemed a third party beneficiary of each of the obligations, agreements and covenants of ADA provided herein and shall have the right to enforce the same against ADA as would NexGen.

11. Representations and Warranties. ADA hereby represents and warrants to NexGen as of the date hereof that:

(i) it is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full power and legal right to execute and deliver this Guaranty and to perform the provisions of this Guaranty;

(ii) its execution, delivery and performance of this Guaranty has been and remain duly authorized by all necessary corporate action and do not contravene any provision of its articles of incorporation, bylaws or other similar organizing document, agreement or instrument or any law, regulation or contractual restriction binding on it or its assets;

(iii) all consents, authorizations and approvals requisite for its due execution, delivery and performance of this Guaranty have been obtained from any requisite third party and remain in full force and effect and all conditions thereof have been duly complied with and no other action by, and no notice to or filing with, any third party is required for such execution, delivery or performance; and

(iv) this Guaranty is its legal, valid and binding obligation enforceable against it in accordance with its terms except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights or by general equity principles.

12. Miscellaneous. This Guaranty, and all acts and transactions hereunder, and the rights and obligations of the parties hereto, shall be governed, construed and interpreted according to the laws of the State of Colorado; cannot be changed, modified or terminated orally; shall be binding upon ADA, and its successors and assigns; and shall inure to the benefit of NexGen and its successors and assigns. Section headings have been inserted in this Guaranty as a matter of convenience of reference only, and shall not be used in the interpretation of this Guaranty. In the event that any provision of this Guaranty, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Guaranty, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law. This Guaranty sets forth the entire understanding of the parties relating to the subject matter thereof and supersedes all prior agreements and understandings (whether written or verbal) between the parties relating to the subject matter hereof. This Guaranty may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Guaranty by facsimile shall be effective as delivery of a manually executed counterpart of this Guaranty. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Guaranty shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. Time shall be of the essence for purposes of this Guaranty.

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IN WITNESS WHEREOF, ADA has executed this Guaranty on the day and year first above written.

ADA-ES, INC.

By:	/s/ Mark H. McKinnies
Name:	Mark H. McKinnies
Title:	SVP & CFO